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                               SERVICES AGREEMENT


         This Services Agreement is executed by and between Pioneer Companies, Inc. ("PCI") and Pioneer Americas LLC ("PALLC" and together with PCI, "Pioneer") and Philip J. Ablove ("Ablove") as of the 17th day of October, 2002.

         WHEREAS, Pioneer and Ablove have decided to alter the employment relationship that currently exists between Pioneer and Ablove, and in consideration of the past services of Ablove as an employee of Pioneer and in order to retain the benefit of those services for a period in the future, the parties have agreed to the following terms that will govern the employment relationship;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, Pioneer and Ablove agree as follows:

         1. Pioneer hereby agrees to continue to employ Ablove through the close of business on June 1, 2004 (the "Termination Date"). From the date hereof through the Termination Date, Ablove shall continue to receive payments of compensation from Pioneer at the level that is in effect on the date hereof and on the same payroll schedule as is currently in effect, and during such period Ablove shall be entitled to participate in PALLC's group medical plan currently administered by United HealthCare Insurance Company, PALLC's group dental plan currently administered by Metropolitan Life Insurance Company, the 401(k) plan and the pension plan that are made available on the date hereof to other employees of PALLC (collectively, the "Plans"), provided that the Plans shall be subject to amendment or termination in accordance with the terms thereof. Ablove's participation in all other benefit plans maintained by Pioneer will terminate on December 1, 2002. In the event of Ablove's death prior to the Termination Date, Pioneer will continue to make salary payments to Ablove's estate in the time and manner set forth herein until the Termination Date.

         2. During the period commencing on December 1, 2002 and ending at the close of business on the Termination Date, Ablove will serve as an adviser to the President of PCI, and he will no longer serve as Executive Vice President and Chief Financial Officer of PCI or as an officer or director of any direct or indirect subsidiary of PCI but will have such duties as may reasonably be established from time to time by the President of PCI. During such period, Ablove shall promote Pioneer's business interests, as defined by the President of PCI, shall not compete with Pioneer in the chlor alkali business, and shall not render any services to any other individual or entity which competes with Pioneer in any such business. For purposes of this paragraph, all references to Pioneer shall be deemed to include all subsidiaries and affiliated entities of Pioneer.

         3. Ablove's employment by Pioneer shall terminate at the close of business on the Termination Date. Pioneer shall not be required to provide any notice of termination in connection


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therewith, nor will Pioneer be obligated to provide any further severance payments in lieu of any such notice. Ablove's participation in the Plans will terminate on the Termination Date, provided, however, that Ablove will be allowed, following the Termination Date, to continue the group medical and dental benefits coverage provided by Pioneer for a period not to exceed the greater of (i) the maximum period required under the Consolidated Omnibus Reconciliation Act of 1986, as amended ("COBRA"), for the continuation of such coverage or (ii) thirty-six (36) months following the Termination Date. If Ablove should elect such continuation of medical and dental benefits coverage, Ablove will be required to pay for such coverage in an amount not to exceed the maximum amount that may be charged for such coverage under COBRA. Notwithstanding any of the foregoing, any continuing group medical and dental benefits coverage provided to Ablove during the period in which Ablove elects to pay for such continuation coverage shall be secondary to any non-Pioneer provided medical or dental coverage under which Ablove, Ablove's spouse and/or dependents are entitled to benefits

         4. During his period of employment with Pioneer and its predecessor companies, Ablove has had and will have continuing access to and familiarity with various trade secrets, records and compilations of information which are owned by Pioneer and which are regularly used in the operation of the business of Pioneer. Ablove shall not knowingly disclose any of such trade secrets, directly or indirectly, nor use them in any way, either during the term of this agreement or at any time thereafter, except as required in the course of his employment by Pioneer. All files, records, documents, drawings, specifications, equipment and similar items relating to the business of Pioneer, whether prepared by Ablove or otherwise coming into his possession, shall be works for hire and shall be and/or shall remain the exclusive property of Pioneer. For purposes of this paragraph, all references to Pioneer shall be deemed to include all subsidiaries and affiliated entities of Pioneer.

         5. From and after December 1. 2002, Ablove shall have no power or authority to act for, represent, or bind Pioneer or any company affiliated with Pioneer in any manner, except as specifically granted in writing by the President of PCI.

         6. For the consideration provided by Pioneer and set forth herein, part of which is in addition to anything Ablove is already entitled and the receipt and sufficiency of which is hereby acknowledged by Ablove, Ablove does hereby unconditionally and without reservation release, discharge, exonerate and acquit Pioneer and its parents, subsidiaries, affiliates, predecessors, and successors for any claim or cause of action of whatever nature, known or unknown, arising from his employment by Pioneer or the termination of such employment as of the date hereof, including without limitation any claims of discrimination or harassment on the basis of age, sex, race, religion or national origin (whether based on state or federal equal employment opportunity laws, common law or otherwise), any claims under the federal Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Texas Labor Code, the Americans with Disabilities Act, any state or federal statute, regulation or common law pertaining to "whistle-blowers", any claims for breach of contract, and


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any claims under state or federal statute or regulation, in equity or common law
(regardless of the date any such claim may be actually discovered by or made known to Ablove).

         7. For the consideration provided by Ablove and set forth herein, the Company, its parents, subsidiaries, affiliates, predecessors, and successors hereby release and forever release, discharge, exonerate and acquit Ablove from any claim or cause of action of whatever nature, known or unknown, arising from Ablove's employment by Pioneer, provided, however, that such release shall not apply to any willful conduct which results in a fraud upon the Company, misappropriation of funds or other property of the Company, or criminal conduct which was demonstrably injurious to the property or business of the Company.

         8. (a) Ablove acknowledges and agrees that the release he gives to Pioneer upon executing this Agreement applies to all claims for injuries, damages, or losses to Ablove's person and property, real or personal (whether those injuries, damages, or losses are known or unknown, foreseen or unforeseen, patent or latent) which Ablove may have against Pioneer as of the date hereof.

                  (b) Ablove understands and acknowledges that the significance and consequence of this waiver is that even if Ablove should eventually suffer damages arising out of any aspect of the employment relationship between Ablove and Pioneer, Ablove will not be able to make any claim for those damages. Furthermore, Ablove acknowledges that he consciously intends these consequences even as to claims for damages that may exist as of the date of this release but which he does not know exist, and which, if known, would materially affect his decision to execute this release, regardless of whether his lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

                  (c) Notwithstanding the foregoing, the release in paragraph 6 hereof shall not apply to any rights or claims Ablove may have (i) for breach of this Services Agreement, (ii) for workers' compensation, (iii) under PALLC's group health plan currently administered by United HealthCare Insurance Company (including the right to elect COBRA coverage), PALLC's group dental plan currently administered by Metropolitan Life Insurance Company, and PALLC's tax-qualified retirement plans, and (iv) with respect to indemnification under PCI's certificate of incorporation and bylaws, and/or directors' and officers' liability insurance coverage.

         9. Ablove acknowledges that he was provided with this document on October 17, 2002, and that this agreement need not be signed by Ablove until at least twenty-one (21) days after such date. During such period Ablove has the opportunity to consider the intent and effect of signing this Agreement. Upon signing this Agreement, he will nonetheless have the right to disclaim any intent to be bound by the provisions hereof, provided that he so notifies Pioneer in writing within seven (7) days after signing this Agreement. Ablove also acknowledges that he was advised in writing by Pioneer to consult with an attorney prior to signing this agreement.


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         10. This agreement is made and entered into and shall be construed and enforced in accordance with the laws of the State of Texas.

         11. This agreement may be amended or modified only by written agreement signed by both parties hereto. This agreement is the sole agreement between the parties regarding Ablove's employment with Pioneer and any and all other agreements or understandings, express or implied, written or oral, are superseded hereby. Ablove may not assign his rights or obligations under this agreement.

         12. Subject to the provisions of the immediately preceding paragraph, this agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors, assignees, heirs, and legal representatives.



Executed on this the 17th day of October, 2002.


                                  PIONEER COMPANIES, INC.
                                  PIONEER AMERICAS LLC


                                       /s/ Michael Y. McGovern
                                  ----------------------------------------------
                                  By:      Michael Y. McGovern
                                           President and Chief Executive Officer



                                       /s/ PHILIP J. ABLOVE
                                  ----------------------------------------------
                                  PHILIP J. ABLOVE



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